As filed with the Securities and Exchange Commission on September 13, 2011

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

MYREXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3996918
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

305 Chipeta Way

Salt Lake City, Utah 84108

801-214-7800

(Address, Including Zip Code, of Principal Executive Offices)

MYREXIS, INC. 2009 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

MYREXIS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

(Full Titles of the Plans)

Robert J. Lollini

President and Chief Executive Officer

Myrexis, Inc.

305 Chipeta Way

Salt Lake City, Utah 84108

801-214-7800

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value (3)	1,802,569	$2.76	$4,975,091	$578

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), of Myrexis, Inc. (the “Registrant”) stated above consists of (i) 1,302,569 additional shares which may be sold upon the exercise of options or issuance of stock awards which may hereafter be granted under the Myrexis, Inc. 2009 Employee, Director and Consultant Equity Incentive Plan (the “Equity Plan”) and (ii) 500,000 additional shares which may be sold hereafter under the Myrexis, Inc. 2009 Employee Stock Purchase Plan (together with the Equity Plan, the “Plans”). The maximum number of shares which may be sold or issued upon the exercise of such options or issuance of stock awards granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on The NASDAQ Global Market as of a date (September 9, 2011) within five business days prior to filing this Registration Statement.
(3)	Attached to each share of Common Stock is a right to purchase the Registrant’s Series A Junior Participating Preferred Stock, $0.01 par value per share, which rights are not presently exercisable.

Explanatory Note

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-160304) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-160304) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on September 13, 2011.

MYREXIS, INC.

By	/s/ Robert J. Lollini
Robert J. Lollini
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Robert J. Lollini and Andrea Kendell, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Myrexis, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Lollini	President, Chief Executive Officer and Director	September 13, 2011
Robert J. Lollini	(principal executive officer)

/s/ Andrea Kendell	Chief Financial Officer	September 13, 2011
Andrea Kendell	(principal financial and accounting officer)

/s/ Gerald P. Belle	Chairman of the Board	September 13, 2011
Gerald P. Belle

/s/ Robert Forrester	Director	September 13, 2011
Robert Forrester

/s/ John T. Henderson	Director	September 13, 2011
John T. Henderson, M.D.

/s/ Dennis H. Langer	Director	September 13, 2011
Dennis H. Langer, M.D., J.D.

/s/ Timothy R. Franson	Director	September 13, 2011
Timothy R. Franson, M.D.

Myrexis, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

(4.1)	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 10-K for the fiscal year ended June 30, 2010, filed September 13, 2010 (File No. 001-34275), and incorporated herein by reference).

(4.2)	Certificate of Designation, Preferences and Rights of the Registrant’s Series A Junior Participating Preferred Stock (filed as Exhibit 3.1.1 to the Registrant’s Form 10-K for the fiscal year ended June 30, 2010, filed September 13, 2010 (File No. 001-34275), and incorporated herein by reference).

(4.3)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1.2 to the Registrant’s Form 10-K for the fiscal year ended June 30, 2010, filed September 13, 2010 (File No. 001-34275), and incorporated herein by reference).

(4.4)	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Form 10-K for the fiscal year ended June 30, 2010, filed September 13, 2010 (File No. 001-34275), and incorporated herein by reference).

(4.5)	Shareholder Rights Agreement between the Registrant and American Stock Transfer & Trust Company, LLC, dated June 30, 2009, which includes as Exhibit B the form of Right Certificate (filed as Exhibit 4.1 to the Registrant’s Form 8-A, filed June 30, 2009 (File No. 001-34275), and incorporated herein by reference).

(5)*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)*	Consent of Independent Registered Public Accounting Firm.

(24)*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

*	Filed herewith.